HORIZON ENERGY DEVELOPMENT, INC.                    S-11
                       PROFORMA BALANCE SHEET                       Page 1 of 3
                        AT NOVEMBER 30, 1995
                             (UNAUDITED)
                       (Thousands of Dollars)

                                                    Adjustments
                                       Per Books     Dr. (Cr.)       Pro Forma
                                       ---------    -----------      ---------
ASSETS

PROPERTY, PLANT AND EQUIPMENT          $      70                     $      70
LESS - ACCUMULATED DEPRECIATION,
       DEPLETION AND AMORTIZATION             -                             -
                                       ---------    -----------      ---------
                                              70                            70
                                       ---------    -----------      ---------

CURRENT ASSETS
 CASH & TEMP. CASH INVESTMENTS               254        100,000 (a)    100,254
                                       ---------    -----------      ---------

OTHER ASSETS
 DEFERRED CHARGES                            992                           992
                                       ---------    -----------      ---------

TOTAL ASSETS                           $   1,316    $   100,000      $ 101,316
                                       =========    ===========      =========


CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
 CAPITAL OF SUBSIDIARIES               $       1                     $       1
 PAID IN CAPITAL                           1,299                         1,299
 EARNINGS REINVESTED IN THE
  BUSINESS                                  (461)         5,577         (6,038)
                                       ---------    -----------      ---------
                                             839          5,577         (4,738)
                                       ---------    -----------      ---------

 LONG-TERM DEBT                                -       (100,000) (a)   100,000
                                       ---------    -----------      ---------
TOTAL CAPITALIZATION                         839        (94,423)        95,262
                                       ---------    -----------      ---------

CURRENT AND ACCRUED LIABILITIES
 ACCOUNTS PAYABLE INTERCOMPANY               725         (8,580) (b)     9,305
 OTHER CURRENT AND ACCRUED LIABILITIES         -          3,003  (c)    (3,003)
                                       ---------    -----------      ---------
                                             725         (5,577)         6,302
                                       ---------    -----------      ---------
DEFERRED CREDITS
 ACCUMULATED DEFERRED INCOME TAXES          (248)                         (248)
                                       ---------    -----------      --------

TOTAL CAPITALIZATION AND LIABILITIES   $   1,316    $  (100,000)     $(101,316)
                                       =========    ===========      =========

                       HORIZON ENERGY DEVELOPMENT, INC.                S-11
                      PROFORMA STATEMENTS OF INCOME AND             Page 2 of 3
                     EARNINGS REINVESTED IN THE BUSINESS
               FOR THE TWELVE MONTHS ENDED NOVEMBER 30, 1995*
                                (UNAUDITED)
                         (Thousands of Dollars)

                                                    Adjustments
                                       Per Books     Dr. (Cr.)       Pro Forma
                                       ---------    -----------      ---------

OPERATING REVENUES                     $       -                     $       -
                                       ---------    -----------      ---------

OPERATING EXPENSES:
 OPERATION EXPENSE                           709                           709
 INCOME TAXES - NET                         (248)        (3,003) (c)    (3,251)
                                       ---------    -----------      ---------
                                             461         (3,003)        (2,542)
                                       ---------    -----------      ---------

OPERATING INCOME                           (461)         (3,003)         2,542
                                       --------     -----------      ---------

INCOME BEFORE INTEREST CHARGES             (461)         (3,003)         2,542
                                       --------     -----------      ---------

INTEREST CHARGES:
        INTEREST - INTERCOMPANY               -           8,580 (b)      8,580
                                       --------     -----------      ---------

NET INCOME                                 (461)          5,577         (6,038)

EARNINGS REINVESTED IN THE BUSINESS
 BALANCE AT DECEMBER 1, 1994                  -                              -
                                       --------     -----------      ---------
                                           (461)          5,577         (6,038)
 DIVIDENDS ON COMMON STOCK                    -                              -
                                       --------     -----------      ---------
 BALANCE AT NOVEMBER 30, 1995          $   (461)    $     5,577      $  (6,038)
                                       ========     ===========      =========

* Per Book amounts represent the period from Horizon's initial capitalization by National (September 15, 1995) through November 30, 1995.

                       HORIZON ENERGY DEVELOPMENT, INC.                S-11
                         PROFORMA ADJUSTING ENTRIES                 Page 3 of 3
                          AS OF NOVEMBER 30, 1995
                                (UNAUDITED)
                          (Thousands of Dollars)

                                                         Debit        Credit
                                                         -----        ------
          (a)

CASH                                                    $100,000
        LONG-TERM NOTES PAYABLE - INTERCOMPANY:
        8.58% NOTES DUE ______.                                      $100,000

To record the sale of long-term promissory notes by Horizon to National at assumed interest rate of 8.58%.

          (b)

INTEREST EXPENSE - INTERCOMPANY                         $  8,580
        INTEREST PAYABLE - INTERCOMPANY                              $  8,580

To record annual interest expense on the new debt issued.

          (c)

FEDERAL INCOME TAXES PAYABLE                            $  3,003
        FEDERAL INCOME TAX EXPENSE                                   $  3,003

To record income tax effect of entry (b).